Exhibit 10.1

NOTE AND SECURITY AGREEMENT

NOTE AND SECURITY AGREEMENT, dated as of December 14, 2011, by and among David Sheerr, whose principal address is 130 Corporate Drive, Montgomeryville, PA 18936 ("Sheerr") and Dataram Corporation ("Dataram"), whose principal address is Route 571, P.O. Box 7528, Princeton, NJ 08543-7528.

WHEREAS, Dataram wishes to borrow from Sheerr, and Sheerr wishes to lend to Dataram, the sum of up to $2,000,000.00 (the "Loan") upon the terms and conditions set forth herein; and

WHEREAS, in order to induce Sheerr to extend such accommodations, Dataram is willing to grant to Sheerr a security interest as described below in the Collateral (as defined herein);

NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Loan; Line of Credit. Sheerr agrees to lend to Dataram, and make available to it, the sum of up to $2,000,000.00, which may be drawn on in whole or in part, in one or multiple drawings, by Dataram at any time from the date hereof through March 30, 2012 (the “Line of Credit”). Sheerr agrees to make any sums requested available under this Line of Credit within one business day of Dataram’s request. Dataram agrees to pay to the order of Sheerr, in the manner hereinafter specified, all sums borrowed under this Agreement with interest from the date hereof at the fixed rate of 10.00% per annum, calculated on the basis of a 360 day year, on the balance from time to time remaining unpaid. Accrued interest shall be payable monthly on the 15th day of each month, or the next business day if such date falls on a Saturday, Sunday or holiday for banks located in New Jersey. Principal shall be payable in sixty equal monthly installments, beginning on July 15, 2012 and subsequently on the 15th day of each month thereafter (or the next business day if such date falls on a Saturday, Sunday or holiday for banks located in New Jersey) until paid in full. Notwithstanding the foregoing, the principal and all accrued interest shall become immediately due and payable, in full, upon Sheerr's termination of employment by Dataram or his assignment to an office of Dataram other than 130 Corporate Drive, Montgomeryville, PA 18936. Dataram may prepay any or all sums due under this Agreement at any time without penalty. All payments shall be made to Sheerr at the address listed above or at such other address or wire instructions as Sheerr shall designate in writing.
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2.	Grant of Security Interest. In order to secure the obligations of Dataram to repay the Loan, interest thereon, and any other sums payable by Dataram to Sheerr (the "Payment Obligations"), Dataram hereby assigns, grants and pledges to Sheerr a continuing security interest in (i) all of Dataram’s physical assets, now existing or hereafter acquired, located at its site at 130 Corporate Drive, Montgomeryville, PA 18936, including but not limited to all goods, inventory, equipment, furniture and fixtures, (ii) all of Dataram’s accounts receivable, now existing or hereafter acquired, attributable to the Micro Memory Bank Unit of Dataram, and (iii) all proceeds of the foregoing, in each case as such terms are defined in the Uniform Commercial Code of the State of New Jersey, as well as the right to receive an assignment of all of Dataram’s rights in and to the lease to the property located at 130 Corporate Drive, Montgomeryville, PA 18936 (collectively, the "Collateral"); provided, however, that for the avoidance of doubt the parties agree that the Collateral shall not include, and Sheerr acknowledges that it shall have no security interest in, Dataram’s intellectual property, including but not limited to patents, trademarks and copyrights. The security interest granted to Sheerr herein shall be subordinated to the Crestmark Security Interest described in Section 3 below. Dataram will not, without the prior written consent of Sheerr, other than in the ordinary course of business (i) sell, assign or transfer (by operation of law or otherwise) any Collateral or (ii) move any Collateral. Dataram attaches to this Note and Security Agreement a signed but undated assignment of its rights in and to the lease to the property located at 130 Corporate Drive, Montgomeryville, Pa. 18936 (the “Assignment”) and authorizes Sheerr to complete the Assignment by dating it on any date subsequent to an Event of Default described in Section 4 below.

3.	Preservation and Protection of Security Interest. (a) Dataram represents and warrants that it has, and covenants and agrees that at all times during the term of this Agreement, it will have, good and marketable title to the Collateral from time to time owned or acquired by it free and clear of all mortgages, pledges, liens, security interests, charges or other encumbrances, except for (i) the security interest granted to Crestmark Commercial Capital Lending, LLC (“Crestmark”) under the Loan and Security Agreement, dated July 27, 2010, as amended to date and as may be further amended from time to time, except as provided in Section 3(b) below (the “Crestmark Security Interest”), which is a first priority security interest to which Sheerr agrees the security interest granted under this Agreement is subordinated, and (ii) those in favor of Sheerr, and shall defend the Collateral against the claims and demands of all other persons, firms and entities whomsoever. Dataram covenants and agrees that it shall not, without the prior written consent of Sheerr (except for the existing Crestmark Security Interest (i) borrow against the Collateral or any portion of the Collateral from any other person, firm or entity, (ii) grant or create or permit to attach or exist any mortgage, pledge, lien, charge or other encumbrance, or security interest on, of or in any of the collateral or any portion of the
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Collateral except those in favor of Sheerr, (iii) permit any levy or attachment to be made against the Collateral or any portion of the Collateral or (iv) permit any financing statements to be on file with respect to any of the Collateral, except financing statements in favor of Sheerr. Dataram shall faithfully preserve and protect Sheerr's security interest in the Collateral and shall at its own cost and expense, cause that security interest to be perfected and continue to be perfected so long as the Loan or any portion of the Loan is outstanding, unpaid or executory. For purposes of the perfection of Sheerr's security interest in the Collateral in accordance with the requirements of this Agreement, Dataram shall from time to time at the request of Sheerr file or record, or cause to be filed or recorded, such instruments, documents and notices, including assignments, financing statements and continuation statements (including, without limitation, financing statements filed in the State of New Jersey), as Sheerr may deem necessary or advisable from time to time in order to perfect and continue perfected such security interest. Dataram shall do all such other acts and things and shall execute and deliver all such other instruments and documents, including further security agreements, pledges, endorsements, assignments and notices, as Sheerr in its reasonable discretion, may deem necessary or advisable from time to time in order to perfect and preserve the relative priority of such security interest in the Collateral prior to the rights of all third persons, firms and entities, except as is otherwise provided in this Agreement. Dataram irrevocably appoints Sheerr (and any of Sheerr's designated agents) as the attorney-in-fact of Dataram to do all acts and things which may reasonably deem necessary or advisable from time to time to preserve, perfect and continue perfected Sheerr's security interest in the Collateral in accordance with the requirements of this Agreement, including, but not limited to, signing any financing statements or amendments to financing statements evidencing Sheerr's security interest in the Collateral for and on behalf of Dataram. Dataram agrees that a carbon, photographic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement and may be filed instead of the original.

(b) Dataram represents and warrants that the existing Crestmark Loan and Security Agreement authorizes Dataram to borrow no more than 80% of its domestic receivables and that it will not amend such percentage, pledge additional collateral to Crestmark or increase the aggregate amount to be borrowed from Crestmark without the prior written consent of Sheerr, which consent may not be unreasonably withheld.

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4.	Default. If any of the sums of principal or interest mentioned herein are not promptly paid when due and such failure continues for a period of five days, or if each and every agreement, stipulation, condition and covenant of this Agreement are not fully performed, complied with or abided by, or if Dataram shall file or have a petition filed against it under any applicable bankruptcy or insolvency laws or makes an assignment for the benefit of creditors or otherwise admits in writing a failure to pay debts as they fall due (an “Event of Default”), then any Payment Obligations shall at the option of the holder hereof become at once due and collectible without notice, time being of the essence. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any continuing or subsequent default. Dataram hereby waives presentment, protest, notice of protest and notice of dishonor and agrees to pay all costs, including reasonable attorneys' fees, whether suit be brought or not, if, after the date any payment is due hereunder or a default has occurred hereunder, counsel shall be employed to collect any Payment Obligations or to protect the security of the Collateral.

5.	Rights and Remedies of a Secured Party; Leases. (a) Subject to the Crestmark Security Interest and the rights of Crestmark, Sheerr shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of New Jersey in addition to such other rights and remedies which Sheerr may have at law or in equity or under this Agreement.

(b) Nothing in this Agreement shall be construed to require Sheerr to assume Dataram’s obligations under Dataram’s lease to the property located at 130 Corporate Drive, Montgomeryville, PA 18936, unless Sheerr completes the Assignment by dating it subsequent to an Event of Default andadvises Dataram, in writing, of the date of completion.

6.	Continuing Obligations; Remedies, etc., Cumulative. This Agreement shall create a continuing security interest in the collateral, and all covenants and agreements of Dataram shall survive until payment in full of all Payment Obligations. This Agreement shall be binding upon Dataram and its respective successors and assigns and shall inure to the benefit of Sheerr and his respective heirs and assigns. Each right, power and remedy of Sheerr provided for in this Agreement, now or hereafter existing at law or in equity or by statute, shall be cumulative, and may be exercised cumulatively or concurrently and are not exclusive of any rights or remedies provided by law.

7.	Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
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8.	Governing Law; Terms. this Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey without regard to principles of conflict of laws, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of the Collateral are governed by the laws of a jurisdiction other than the State of New Jersey.

9.	Judicial Proceedings; Jury Trial Waiver. Any judicial proceeding brought with respect to this Agreement may be brought in any court of competent jurisdiction in Mercer County, the State of New Jersey or in Montgomery County, Commonwealth of Pennsylvania, and each party hereto hereby waives any objection that they may have to the laying of venue in any such court or that any such court is an inconvenient forum or does not have personal jurisdiction over them. Each party hereto agrees that service of process may be made upon it by mailing a copy of said process to such party, by certified or registered mail, return receipt requested, at its address set forth herein. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP ESTABLISHED HEREUNDER OR ANY DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH. No failure or delay on the part of Sheerr in exercising any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof or of any other right, remedy, power or privilege of Sheerr hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other right, remedy, power or privilege or further exercise thereof or the exercise of any other right, remedy, power or privilege.

10.	Further Assurances. Each party hereto agrees to (i) execute and deliver, or to cause to be executed and delivered, all such other and further agreements, documents and instruments (including, but not limited to, any UCC financing statements, amendments or continuations thereto or terminations thereof) and (ii) take or cause to be taken all such actions as the other party may reasonably request to effectuate the intent and purposes, and to carry out the terms, of this Agreement.

11.	Consignment Agreement. Notwithstanding any other provision of this Agreement to the contrary, the parties agree that (i) on the date of this Agreement, Dataram shall draw an amount under the Line of Credit sufficient to pay all amounts due to Sheerr Memory, Inc., which is solely owned by Sheerr (“SMI”), under the Product Consignment And Sale Agreement dated as of July 27, 2010 (the “Consignment Agreement”), by and between SMI and Dataram, and that (ii) upon receipt of such amount Dataram shall, and Sheerr shall cause SMI to, immediately terminate the Consignment Agreement in writing.
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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

/s/ David Sheerr
David Sheerr

DATARAM CORPORATION

By:	/s/ Mark Maddocks
Name: Mark Maddocks
Title: Vice-President, Finance

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__________, 20__

David Sheerr

c/o 130 Corporate Drive

Montgomeryville, PA 18936

Re: Lease Assignment

Dear David:

We refer to the Note and Security Agreement (the “Agreement”), dated as of December 14, 2011, by and among David Sheerr (“Sheerr”) and Dataram Corporation (“Dataram”). Pursuant to Section 2 of the Agreement, Dataram hereby assigns to Sheerr all of Dataram’s rights in and to the Lease Agreement, dated December 31, 2000, between Nappen & Associates (the “Landlord”) and Micro Memory Bank, Inc. (“MMB”) and assigned to Dataram, as amended by (i) the Lease Renewal Agreement, dated February 13, 2006, between the Landlord and MMB and assigned to Dataram, (ii) the Lease Renewal Agreement, dated February 10, 2011, between the Landlord and Dataram and (iii) any and all subsequent amendments to the Lease Agreement (collectively, the “Lease”). This assignment of the Lease shall be effective immediately upon your or your successor’s acceptance of this assignment subsequent to an Event of Default under the Agreement. Dataram covenants and agrees to notify you immediately of any subsequent amendment and to provide you with a copy of such amendment.

Very truly yours,

Dataram Corporation

By: /s/ Mark Maddocks
Name: Mark Maddocks
Title: Vice-President, Finance

Assignment accepted on this __ day of ____________, 20__.

By:

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